EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: February 21, 2023

ELECTRON CAPITAL PARTNERS, LLC

By:	/s/ Aaron Keller
Name: Aaron Keller
Title: Authorized Signatory

/s/ James O. Shaver
JAMES O. SHAVER

ELECTRON GLOBAL MASTER FUND, L.P.

By:	Electron GP LLC

By:	/s/ Aaron Keller
Name: Aaron Keller
Title: Authorized Signatory

ELECTRON GP LLC

By:	/s/ Aaron Keller
Name: Aaron Keller
Title: Authorized Signatory

ELECTRON INFRASTRUCTURE MASTER FUND L.P.

By:	Electron Infrastructure GP, LLC

By:	/s/ Aaron Keller
Name: Aaron Keller
Title: Authorized Signatory

ELECTRON INFRASTRUCTURE GP, LLC

By:	/s/ Aaron Keller
Name: Aaron Keller
Title: Authorized Signatory